EXHIBIT (3)(b)

                             AMENDED AND RESTATED BY-LAWS
                                          OF
                         SUN INTERNATIONAL NORTH AMERICA, INC.

                                       ARTICLE I

                                        OFFICES

             SECTION 1. Principal Office. The principal office of Sun International North America, Inc. (the "Corporation") in the State of Delaware shall be established and maintained at the office of the United States Corporation Company in the City of Wilmington, County of New Castle, and said corporation shall be the resident agent of this Corporation in charge thereof.

             SECTION 2. Other Offices. The Corporation may also have an office or offices and keep the books and records of the Corporation, except as may otherwise be required by the laws of the State of Delaware, at such other place or places either within or without the State of Delaware as the Board of Directors of the Corporation (the "Board") may from time to time determine or the business of the Corporation may require.

                                      ARTICLE II

                               MEETINGS OF STOCKHOLDERS

             SECTION 1.  Place of Meetings.         A ll   meetings   of   the
        stockholders shall be held at such place, within or without the State of Delaware, as may from time to time be fixed by the Board or as shall be specified or fixed in the respective notices or waivers of notice thereof.

             SECTION 2. Annual Meetings. T h e annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on a date and at a time and place as designated by resolution of the Board of Directors of the Corporation.

             SECTION 3.  Special Meetings.         S pecial  meetings  of  the
        stockholders, unless otherwise provided by law, may be called at any time by the Chairman of the Board or by a majority of the Board of Directors.











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             SECTION  4. Notice of Meetings.          Except   as   otherwise
        expressly required by law or the Certificate of Incorporation of the Corporation, written notice stating the place and time of the meeting and, in the case of a special meeting, the purpose or purposes of such meeting, shall be given by the Secretary to each stockholder entitled to vote thereat at the last known post office address not less than ten nor more than sixty days prior to the date of meeting. No business other than that stated in the notice shall be transacted at any special meeting. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy; and if any stockholder shall, in person or by attorney thereunto duly authorized, in writing or by telegraph, cable or wireless, waive notice of any meeting, whether before or after such meeting be held, the notice thereof need not be given to him. Notice of any adjourned meeting of stockholders need not be given.

             SECTION 5.  Quorum.    At any meeting of the stockholders of the
        Corporation, the presence, in person or by proxy, of stockholders then entitled to cast a majority in number of votes upon a question to be considered at the meeting shall constitute a quorum for the consideration of such question.

             SECTION 6.  Action  Without Meeting.   Any action required to be
        taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                      ARTICLE III

                                       DIRECTORS

             SECTION 1. General Powers. The Board shall manage the business and affairs of the Corporation and may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the stockholders.











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             SECTION 2. Number  and  Term  of  Holding Office.  The number of directors which shall constitute the whole Board shall be one or such other number as from time to time shall be fixed by resolution of the Board. Directors need not be stockholders. Each director shall hold office until the annual meeting next after his election and until his successor shall be elected and shall qualify or until his earlier death or resignation or removal in the manner hereinafter provided.

             SECTION 3. Election  of  Directors.    At  each  meeting  of the
        stockholders for the election of a director or directors, the person or persons receiving the greater number of votes, up to the number of directors then to be elected, cast by the stockholders present in person or by proxy and entitled to vote for such director or directors shall be the director or directors elected by such stockholders. The election of directors is subject to any provisions contained in the Certificate of Incorporation relating thereto.

             SECTION 4. Quorum.     At all meetings of the Board the presence
        of a majority of the whole Board shall be necessary to constitute a quorum for the transaction of business at such meeting. Any act of a majority present at a meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-Laws. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum shall be present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Notice of any adjourned meeting need not be given.

             SECTION 5. Place of Meeting. The Board may hold its meetings at such place or places within or without the State of Delaware as it may from time to time by resolution determine or as shall be fixed or specified in the respective notices or waivers of notice thereof. Members of the Board, or any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and communicate with each other.

             SECTION 6. Regular Meetings. Regular meetings of the Board may be held without notice at such places and times as may be fixed from time to time by resolution of the Board.

             SECTION 7. Special  Meetings.  Special meetings of the Board may
        be  called by the Chairman of the Board.   At least twenty-four hours'
        written or telegraphic notice of each special meeting shall be given to










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        each  director. The notice of any meeting, or any waiver thereof, need not state the purpose or purposes of such meeting.

             SECTION 8. Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or all members of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

             SECTION 9. Resignations;  Removal.    Any director may resign at
        any time by giving written notice to the Chairman of the Board or the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt of such notice. The acceptance of a resignation shall not be necessary to make it effective. Directors may only be removed in accordance with the Certificate of Incorporation.

             SECTION 10. Vacancies.   A vacancy in the Board caused by death,
        resignation  or  removal shall be filled by (i) action of the Board or
        (ii) by vote of the stockholders. Each director chosen to fill a vacancy shall, unless otherwise provided or as provided in the Certificate of Incorporation, hold office until his successor shall have been elected and shall qualify or until he shall resign or shall have been removed.

                                      ARTICLE IV

                                      COMMITTEES

             SECTION 1. Designation and Powers of Committees. The Board may, by resolution or resolutions passed by a majority of the whole Board, designate two or more of its members to constitute an Executive Committee, which, during the intervals between the meetings of the Board, shall have, and may exercise, all the powers of the Board in the management of the business, affairs, and property of the Corporation, to the extent permitted by Delaware law. The Board, by resolution passed by a majority of the whole Board, may designate members of the Board to constitute other committees, including an Audit Committee and a Compensation Committee, which shall consist of such numbers of directors and shall have, and may exercise, such powers as the Board may determine and specify in the respective resolutions appointing them, to the extent permitted by Delaware law. The Board shall have power at any time to change the members of the Executive Committee or any such other committee, to fill vacancies and to discharge the Executive Committee or










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        any such other committee.

                                       ARTICLE V

                                       OFFICERS

             SECTION 1. Election and Number. The principal officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer and a Secretary, all of whom shall be chosen by the Board, and such other officers as may be appointed in accordance with the provisions of SECTION 3 of this ARTICLE V. One person may hold the office and perform the duties of any two or more of said officers other than those of President and Secretary.

             SECTION 2. Term of Office and Qualifications. Each officer, except such as may be appointed in accordance with the provisions of
        SECTION 3 of this ARTICLE V, shall hold office until the next annual election of officers and until his successor shall have been chosen and shall qualify or until his death or until he shall have resigned or until he shall have been removed in the manner provided in SECTION 4 of this ARTICLE V.

             SECTION 3. Appointive  Officers.    The Chairman of the Board or
        the Board may from time to time appoint such other officers as they may deem necessary, including one or more Assistant Treasurers, one or more Assistant Secretaries and such other agents and employees of the Corporation as they may deem proper. Such officers and agents and employees shall hold office for such period, have such authority and perform such duties, subject to the control of the Board, as the Chairman of the Board or the Board may from time to time prescribe.

             SECTION 4. Removal.   Any elected officer may be removed, either
        with or without cause, at any time, by the vote of a majority of the whole Board at any meeting of the Board, and any appointive officer may be removed, either with or without cause, at any time by the Chairman of the Board.

             SECTION 5. Resignations.   Any officer may resign at any time by
        giving written notice to the Board or to the President or to the Secretary. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

             SECTION 6. Vacancies.  A vacancy in any office because of death,










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        resignation,  removal  or  any  other  cause  shall  be filled for the unexpired portion of the term in the manner prescribed in SECTIONS 2 and 3 of this ARTICLE V for election or appointment, respectively, to such office.

             SECTION 7. Chairman of the Board. The Chairman of the Board if present shall preside at all meetings of stockholders and at all meetings of the Board and shall have such other powers and duties as from time to time may be assigned to him by the Board or these By-Laws.

             SECTION 8. P r esident.    The  President  shall  be  the  chief
        executive  officer  of  the  Corporation,  and  shall  have  general supervision over the business of the Corporation, subject to the control of the Board. In general, he shall perform all duties incident to the office of President and have such other powers and duties as from time to time may be assigned to him by the Board.

             SECTION 9. Vice President. Each Vice President shall have such powers and shall perform such duties as from time to time may be assigned to him by the Board. The Board may elect, or designate, one or more of the Vice Presidents as an Executive Vice President. At the request of the President, or in the case of his absence or inability to act, the Executive Vice President or, if there shall be more than one Executive Vice President, an Executive Vice President designated by the Board, or if the Board shall have not have elected or designated an Executive Vice President then one of the Vice Presidents who shall be designated for the purpose by the Board, shall perform the duties of the President, and, when so acting, shall have all the powers of the President.

             SECTION 10. Secretary.   The Secretary shall keep or cause to be
        kept in books provided for this purpose the minutes of all meetings of the stockholders and of the Board; shall see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; shall be the custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates of stock of the Corporation and to all documents the execution of which on behalf of the Corporation under its seal shall be duly authorized in accordance with the provisions of these By-Laws; shall have charge of the stock records of the Corporation; shall see that all reports, statements and other documents required by law are properly kept and filed; may sign, with any other proper officer of the Corporation thereunto authorized, certificates for stock of the Corporation; and, in general, shall perform all the duties incident to the office of Secretary, and such other duties as from time to time may be assigned to him by the Board.








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             SECTION 11. Assistant  Secretaries.    The Assistant Secretaries
        shall have such powers and duties as from time to time may be assigned to them by the Board. At the request of the Secretary or in case of his absence or inability to act, any Assistant Secretary may act in his place.

             SECTION 12. Treasurer.    The  Treasurer  shall  have charge and
        custody of, and be responsible for, all funds, securities, evidences of indebtedness and other valuable documents of the Corporation; shall deposit all such funds in the name of the Corporation in such banks or other depositaries as shall be selected by the Board; shall receive, and give or cause to be given receipts and acquittances for, moneys paid in on account of the Corporation and shall pay out of the funds on hand all just debts of the Corporation of whatever nature upon maturity of the same; shall enter or cause to be entered in books of the Corporation to be kept for that purpose full and accurate accounts of all moneys received and paid out on account of the Corporation, and whenever required by the Board, shall render a statement of his cash accounts; shall keep or cause to be kept such other books as will show the true record of the expenses, losses, gains, asset and liabilities of the Corporation; and in general shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board.

             SECTION 13. Assistant  Treasurers.    The  Assistant  Treasurers
        shall have such powers and duties as from time to time may be assigned to them by the Board. At the request of the Treasurer, or in case of his absence or inability to act, any Assistant Treasurer may act in his place.

             SECTION 14. Salaries. The salaries of the elective officers and any appointive officers of the Corporation shall be fixed from time to time by the Board. An officer shall not be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation or a member of any committee contemplated by the By-Laws.

                                      ARTICLE VI

                                     CAPITAL STOCK

             SECTION 1. Certificate  for  Stock.    Every holder of shares of
        stock shall be entitled to have a certificate, in such form as the Board shall prescribe, certifying the number and class of shares of stock of the Corporation owned by him. Each such certificate shall be signed in the name of the Corporation by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant








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        Secretary; provided, however, that where such certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such officer may be a facsimile.

             SECTION 2. Transfer  of  Shares.    The  shares  of stock of the
        Corporation shall be transferable only upon its books by the registered holders thereof or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the Secretary or to such other person as the Board may designate, by whom such old certificates shall be cancelled and new certificates shall thereupon be issued. A record shall be made of each transfer.

             SECTION 3. Lost  or  Destroyed  Certificates.    The  Board  may
        determine the conditions upon which a new certificate of stock will be issued in place of a certificate which is alleged to have been lost or destroyed, and may, in its discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety to the Corporation to indemnify it against any and all losses or claims which may arise by reason of the issue of a new certificate in the place of the one so lost or destroyed.

             SECTION 4. Condition Requiring Disposition. Any and all equity securities of the Corporation are held subject to the condition that if a holder thereof is found to be "disqualified" by the New Jersey Gaming Commission pursuant to the provisions of the New Jersey Casino Control Act (P.L. 1977 c. 110) then such holder shall dispose of his interest in the Corporation's equity securities within 120 days after receipt of notice of such finding.

                                      ARTICLE VII

                                    CORPORATE SEAL

             The seal of the Corporation shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the words "CORPORATE SEAL DELAWARE".

                                     ARTICLE VIII

                                      SIGNATURES

             All checks, bonds, notes, contracts, agreements or other obligations or instruments of the Corporation shall be signed by such










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        officer or officers as the Board may from time to time designate.

                                      ARTICLE IX

                               MISCELLANEOUS PROVISIONS

             SECTION 1. Waiver  of  Notice.   Whenever any notice whatever is
        required to be given by these By-Laws or by statute, the person entitled thereto may in person, or in the case of a stockholder by his attorney thereunto duly authorized, waive such notice in writing (including telegraph, cable, radio or wireless), whether before or after the meeting or other matter with respect of which such notice is to be given, and in such event such notice need not be given to such person and such waiver shall be equivalent to such notice, and any action to be taken after such notice or after the lapse of a prescribed period of time may be taken without such notice and without the lapse of any period of time.

             SECTION 2. Employment  Contracts.    No  contract  of employment
        shall be entered into for or on behalf of the Corporation for a period of more than one year without prior approval of the Board.

                                       ARTICLE X

                                      AMENDMENTS

             Except as otherwise may be provided herein or in the Certificate of Incorporation, these By-Laws, or any of them, may be amended, modified or repealed, or new By-Laws may be adopted, either by vote of a majority of the directors present at any annual, regular or special meeting, or by a vote constituting a majority in number of the votes cast by stockholders present in person or represented by proxy and entitled to vote at any annual or special meeting.




        March 26, 1997

















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